     As filed with the Securities and Exchange Commission on August 28, 2008
                                                         Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

      Delaware                                                   84-1032638
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116

                                 (816) 584-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            AMERICAN ITALIAN PASTA COMPANY 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

John P. Kelly                                     With Copies to:
President and Chief Executive Officer             James M. Ash
American Italian Pasta Company                    Husch Blackwell Sanders LLP
4100 N. Mulberry Drive, Suite 200                 4801 Main Street, Suite 1100
Kansas City, Missouri  64116                      Kansas City, Missouri 64112
(816) 584-5000                                    (816) 983-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Indicate by check mark whether the registrant is a large  accelerated  filer, an accelerated filer, a non-accelerated  filer, or a smaller reporting company. See the definitions of "large accelerated  filer,"  "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                           Accelerated filer [X]

Non-accelerated filer [  ]  (Do not check if a smaller reporting company)

Smaller reporting company [  ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum   Proposed maximum
    Title of each class of securities to be        Amount to be       offering price        aggregate          Amount of
                  registered                        registered          per share        offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Class A Convertible Common Stock, par value      1,212,313 shares       $13.05 (2)         $15,820,684          $621.76
$.001 per share                                         (1)
------------------------------------------------ ------------------ ------------------- ------------------ ------------------

(1)   The 1,212,313 shares being registered under the 2000 Equity Incentive Plan represents shares previously registered with respect to the Company's 1997
      Equity  Incentive  Plan which are now  available  for grant under the 2000
      Equity  Incentive Plan due to forfeiture,  expiration or cancellation of a grant under the 1997 Equity  Incentive Plan. This  Registration  Statement
      shall be deemed to include any additional  shares that may be issued under the  2000  Equity  Incentive  Plan as a result  of a stock  split or stock dividend or other  anti-dilution  provision.  Includes a  preferred  stock purchase right  attached to each share of common stock that,  prior to the occurrence of certain  events,  will not be evidenced  separately from the common stock.

(2)   Estimated  solely for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The maximum  offering  price per share is based on the average of the high and low prices of the Registrant's  Class A Convertible  Common Stock reported on the OTC Pink Sheets on August 25, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The  information  required  by Part I is  omitted  from this  Registration
Statement  in  accordance  with Rule 428 under the  Securities  Act of 1933,  as amended  (the  "Securities  Act")  and  the  Note to  Part I of  Form  S-8.  The
document(s)  containing the information about the American Italian Pasta Company
2000 Equity  Incentive Plan (the "Plan")  required by Part I of Form S-8 will be sent or given to each participant as specified by Rule 428(b)(1)  promulgated by the  Securities and Exchange  Commission  (the "SEC").  These  documents and the documents  incorporated by reference in this Registration  Statement pursuant to
Item 3 of Part II  taken  together,  constitute  a  prospectus  that  meets  the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following  documents filed with the Commission by American  Italian
Pasta Company (the "Company") are incorporated in this Registration Statement on
Form S-8 (the "Registration Statement") by reference:

          1.   The  Company's  Annual  Report on Form 10-K for the  fiscal  year ended  September 28, 2007,  filed with the Commission on June 27,
               2008.

          2.   The Company's Quarterly Report on Form 10-Q for the quarter ended
               December 28, 2007, filed with the Commission on August 6, 2008.

          3.   The Company's Quarterly Report on Form 10-Q for the quarter ended
               March 28, 2008, filed with the Commission on August 6, 2008.

          4.   The Company's Quarterly Report on Form 10-Q for the quarter ended
               June 27, 2008, filed with the Commission on August 6, 2008.

          5.   All other reports filed pursuant to Section 13(a) or 15(d) of the
               Securities Exchange Act of 1934, as amended,  since September 28,
               2007,  except for information  furnished under Current Reports on
               Form 8-K, which is not deemed filed and not  incorporated  herein by reference.

          6.   The description of the Company's Class A Common Stock,  par value
               $.001  per  share,   contained  in  the  Company's   Registration
               Statement on Form 8-A12B,  filed with the Commission on September
               22, 1997, and including any further amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a),  13(c),  14 and 15(d) of the Securities  Exchange Act of 1934, as amended
(the "Exchange Act"),  prior to the filing of a  post-effective  amendment which indicates  that  all  securities  offered  hereunder  have  been  sold or  which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated  herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company has entered into  indemnification  agreements  with certain officers and employees and all directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each  indemnitee  generally to the full extent permitted by the Delaware  General  Corporation Law (the "DGCL")
and against any and all liabilities,  expenses, judgments,  settlements,  fines, damages,  penalties  and  costs  incurred  in  connection  with any  threatened, pending, actual or completed inquiry,  interview,  investigation,  action, suit, arbitration or other proceeding, whether civil, criminal,  administrative or any other  type to which the  indemnitee  is made a party by reason of the fact that the  indemnitee has been, is at the time or becomes a director or officer of the
Company or any other entity at the request of the Company.  The  indemnity  does not cover  liability  arising out of  knowingly  fraudulent,  false or dishonest conduct,  knowing  misconduct,  violations of certain  securities  laws, or if a court determines that such indemnification is not lawful.

         Section 145 of the DGCL authorizes a court to award, or a corporation's board of  directors  to grant  indemnity  to  directors  and  officers  in terms sufficiently broad to permit such  indemnification  under certain  circumstances for liabilities,  including  reimbursement for expenses incurred,  arising under the Securities Act.

         As  permitted  by  the  DGCL,   the  Company's   Amended  and  Restated
Certificate of  Incorporation  includes a provision that eliminates the personal liability of each of the Company's  directors for monetary damages for breach of fiduciary  duty as a director,  except for  liability  (1) for any breach of the director's duty of loyalty to the Company or the Company's stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing  violation of law; (3) under Section 174 of the DGCL regarding  unlawful dividends  and  stock  purchases;  or (4) for any  transaction  from  which  the director derived any improper personal benefit.

         As permitted by the DGCL, the Company's  Certificate  of  Incorporation
and/or the Company's  Bylaws  provide that (1) the Company  shall  indemnify the
Company's directors and officers and may indemnify the Company's other employees and agents to the fullest extent permitted by the DGCL,  subject to certain very limited  exceptions  (including  that  any  person  seeking  indemnification  in connection  with all or part of a  proceeding  initiated by that person shall be indemnified  only if the  proceeding  (or part  thereof) was  authorized  by the
Company's  board of  directors);  (2) the Company  shall  advance  expenses,  as incurred,  to the Company's  directors  and officers in connection  with a legal proceeding,  subject to certain  very  limited  exceptions  (including  that the
Company will only advance  expenses to a director or officer for  proceedings or portions of  proceedings  initiated  by that person if the  proceeding  (or part thereof) was  authorized by the  Company's  board of directors ); (3) the rights conferred  in the  Company's  Certificate  of  Incorporation  and Bylaws are not
exclusive; and (4) the Company may maintain insurance, at the Company's expense, to protect the  Company and any  director,  officer,  employee,  or agent of the
Company  or of  another  entity  (or to  protect a person  serving  in any other capacity with the Company or another entity)  against any expenses,  liabilities or losses,  whether or not the Company  would have the power to  indemnify  such person  against  such

expenses,  liabilities or losses under the DGCL. In accordance  with (4), above, the Company  maintains a $50,000,000  public companies  directors,  officers and corporate liability insurance policy insuring against liability for, among other things, securities law violations.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1  The  specimen   certificate   representing   the  Company's   Class  A
          Convertible  Common  Stock,  par  value  $0.001  per  share,  which is attached as Exhibit 4.1 to the  Company's  registration  statement  on
          Form  S-1,  as  amended  (Commission  file no.  333-32827)  (the  "IPO
          Registration  Statement"),  is  incorporated  by  reference  herein as
          Exhibit 4.1.

     4.2  The  specimen   certificate   representing   the  Company's   Class  B
          Convertible  Common  Stock,  par  value  $0.001  per  share,  which is attached  as  Exhibit  4.2  to  the  IPO  Registration  Statement,  is
          incorporated by reference herein as Exhibit 4.2.

     4.3  The Company's amended and restated Certificate of Incorporation, dated
          October 7, 1997,  which is attached  as Exhibit  3.1 to the  Company's
          Annual Report on Form 10-K for fiscal year 2005,  filed June 16, 2008, is incorporated by reference herein as Exhibit 4.3.

     4.4  The  Company's  amended and restated  Bylaws,  dated  October 7, 1997, which is attached as Exhibit 3.1 to the Company's  Quarterly Report on
          Form 10-Q for the quarter ended December 28, 2008,  filed on August 6,
          2008, is incorporated by reference herein as Exhibit 4.4.

     5.1  Opinion  of Husch  Blackwell  Sanders  LLP,  counsel  to the  Company, including consent.

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     24   Powers of Attorney (included in the signature page to the Registration
          Statement).

Item 9.  Undertakings.

Rule 415 Offering.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus  required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the  effective  date of the  Registration  Statement  (or the most  recent post-effective  amendment  thereof)  which,  individually  or in the  aggregate, represent a fundamental  change in the information set forth in the Registration
Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered (if the total dollar value of  securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus filed with the  Commission  pursuant  to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than a 20% change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"
table in the effective Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously  disclosed in the Registration  Statement or any material change to such information in the Registration Statement;

provided,  however, that paragraphs (i) and (ii) do not apply if the information required to be included in a  post-effective  amendment by those  paragraphs  is contained in periodic  reports filed with or furnished to the  Commission by the
Company  pursuant to Section 13 or Section 15(d) of the Securities  Exchange Act
of 1934 that are incorporated by reference in this Registration Statement.

         (2) That,  for the  purpose  of  determining  any  liability  under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The  undersigned  Company  hereby  undertakes  that,  for  purposes  of determining  any liability  under the Securities Act of 1933, each filing of the
Company's  annual  report  pursuant  to Section  13(a) or  Section  15(d) of the
Securities  Exchange  Act of  1934  that is  incorporated  by  reference  in the
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of the Company pursuant to the foregoing provisions,  or otherwise, the Company has been advised that in the opinion of the Securities and Exchange  Commission such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the Company of expenses incurred or paid  by a  director,  officer  or

controlling person of the Company in the successful defense of any action,  suit or proceeding) is asserted by such  director,  officer or controlling  person in connection with the securities being registered, the Company will, unless in the opinion of its counsel  the matter has been  settled by  controlling  precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Kansas City, State of Missouri, on August 28, 2008.

                         AMERICAN ITALIAN PASTA COMPANY

                         By:  /s/ John P. Kelly
                           -----------------------------
                            John P. Kelly
                            President and Chief Executive Officer

         Each of the undersigned hereby severally  constitute and appoint Robert
Schuller with power of substitution and  resubstitution,  as his true and lawful attorneys,  with full power to them and each of them  singly,  to sign for us in our names in the  capacities  indicated  below,  any and all  amendments to this
Registration  Statement on Form S-8, and  generally to do all such things in our names and on our behalf in such  capacities  to enable  American  Italian  Pasta
Company to comply with the  provisions of the  Securities  Exchange Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming  the signatures of the  undersigned as they may be signed by said attorneys,  or any of  them,  to  said  Registration  Statement  and any and all amendments thereto.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated:

               Signature                                    Title                                   Date

    /s/ William R. Patterson                  Chairman of the Board of Directors               August 28, 2008
-----------------------------------
         William R. Patterson

     /s/ Jonathan E. Baum                                  Director                            August 28, 2008
-----------------------------------
           Jonathan E. Baum

  /s/ Tim M. Pollak                                        Director                            August 28, 2008
-----------------------------------
             Tim M. Pollak

     /s/ Mark C. Demetree                                  Director                            August 28, 2008
-----------------------------------
           Mark C. Demetree

      /s/ James A. Heeter                                  Director                            August 28, 2008
-----------------------------------
            James A. Heeter

    /s/ Terence C. O'Brien                                 Director                            August 28, 2008
-----------------------------------
          Terence C. O'Brien

   /s/ David W. Allen                                      Director                            August 28, 2008
-----------------------------------
            David W. Allen

      /s/ Ronald C. Kesselman                              Director                            August 28, 2008
-----------------------------------
          Ronald C. Kesselman

      /s/ Robert J. Druten                                 Director                            August 28, 2008
-----------------------------------
           Robert J. Druten

   /s/ John P. Kelly                         Director, President, Chief Executive              August 28, 2008
-----------------------------------
             John P. Kelly                  Officer ( Principal Executive Officer)

 /s/ Paul R. Geist                        Executive Vice President, Chief Financial            August 28, 2008
-----------------------------------
             Paul R. Geist               Officer (Principal Financial and Accounting
                                                           Officer)

                                Index of Exhibits

  Exhibit
   Number   Document

     4.1  The  specimen   certificate   representing   the  Company's   Class  A
          Convertible  Common  Stock,  par  value  $0.001  per  share,  which is attached as Exhibit 4.1 to the  Company's  registration  statement  on
          Form  S-1,  as  amended  (Commission  file no.  333-32827)  (the  "IPO
          Registration  Statement"),  is  incorporated  by  reference  herein as
          Exhibit 4.1.

     4.2  The  specimen   certificate   representing   the  Company's   Class  B
          Convertible  Common  Stock,  par  value  $0.001  per  share,  which is attached  as  Exhibit  4.2  to  the  IPO  Registration  Statement,  is
          incorporated by reference herein as Exhibit 4.2.

     4.3  The Company's amended and restated Certificate of Incorporation, dated
          October 7, 1997,  which is attached  as Exhibit  3.1 to the  Company's
          Annual Report on Form 10-K for fiscal year 2005,  filed June 16, 2008, is incorporated by reference herein as Exhibit 4.3.

     4.4  The  Company's  amended and restated  Bylaws,  dated  October 7, 1997, which is attached as Exhibit 3.1 to the Company's  Quarterly Report on
          Form 10-Q for the quarter ended December 28, 2008,  filed on August 6,
          2008, is incorporated by reference herein as Exhibit 4.4.

     5.1  Opinion  of Husch  Blackwell  Sanders  LLP,  counsel  to the  Company, including consent.

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     24   Powers of Attorney (included in the signature page to the Registration
          Statement).